EXHIBIT 10.5


                            HYDRON TECHNOLOGIES, INC.

                             BRIDGE LOAN TERM SHEET

Description of Securities:              The bridge loan (the "Loan") is an
                                        unsecured debt obligation of Hydron
                                        Technologies, Inc. (the "Company")
                                        convertible ("Conversion") into shares
                                        of common stock of the Company (the
                                        "Common Stock") on the terms described
                                        under "Conversion of Loan," together
                                        with a right to purchase 125,0000 shares of Common Stock (a "Warrant") for each
                                        $100,000 principal amount of the Loan.

Terms of the Loan:

         Interest:                      No interest will be payable prior to
         --------                       maturity of the Loan.

         Maturity Date:                 The Loan will mature on the earlier of
         -------------                  (x) the closing of an equity financing
                                        having gross proceeds of not less than
                                        $500,000 (the "Equity Financing") or (y) six (6) months after funding; provided, however, that the Loan will automatically convert into a demand obligation of the Company if not paid or converted into shares of Common Stock on the Maturity Date. The Company may prepay the Loan at anytime prior to the Maturity Date without penalty.

         Conditional Extension:         Holders of the Loan will agree not to
         ---------------------          require repayment of the Loan, provided
                                        that the Chief Financial Officer of the
                                        Company has certified in writing that
                                        payment of the Loan would have a
                                        material adverse affect on the business
                                        or financial condition of the Company.

                                        Holders of the Loan will be entitled to
                                        require updated certifications from the
                                        Chief Financial Officer of the Company
                                        each month the Loan remains outstanding.


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         Payment in Kind Interest:      During the period following the Maturity
         ------------------------       Date until payment or Conversion, the
                                        Loan shall accrue interest at the Prime
                                        Rate in effect at the maturity date
                                        payable in shares of Common Stock valued at the Average Market Price (as defined below). Shares issued in payment of interest shall be issued each month on the first business day of the month commencing with the month following the Maturity Date. The Company will only issue whole shares and will round to the nearest whole share (e.g., .50 or less, down; .51 or more, up). For purposes of this Term Sheet, the term "Average
                                        Market Price" means the closing sale
                                        price for a share of Common Stock
                                        measured over the last ten trading days
                                        of the preceding month.

         Conversion of the Loan:        The holders may convert the Loan into
         ----------------------         shares of Common Stock at any time on or
                                        after the Maturity Date at a conversion
                                        price equal to the average of the last
                                        sale price for a share of Common Stock
                                        calculated over the five (5) trading
                                        days immediately following the funding
                                        of the Loan.

         Meeting of Board if No New     The Company shall use its best efforts
         --------------------------     to secure new debt or equity financing
         Financing:                     to pay the Loan. However, if the Company
         ---------                      is unable to repay the Loan within 90
                                        days after the Maturity Date, the
                                        Company shall call a meeting of the
                                        Board of Directors for the purpose of
                                        considering the reorganization or
                                        dissolution of the Company.

                                        If a majority of the members of the
                                        Board of Directors, excluding members
                                        holding the Loan or who are affiliated
                                        with a holder of the Loan, vote in favor of the reorganization or dissolution of


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                                        the Company, the Loan shall
                                        automatically convert into shares of
                                        Common Stock at a price equal to the
                                        lower of (x) $.10 per share or (y) the
                                        public bid price for a share of Common
                                        Stock on the fifth day after the public
                                        announcement of the decision of the
                                        Board to reorganize or dissolve.

                                        If the Board, acting pursuant to a
                                        quorum, has not voted upon the
                                        reorganization or dissolution of the
                                        Company by or before 120 days after the
                                        Maturity Date, the Loan, if still
                                        outstanding, shall automatically convert into shares of Common Stock at $.10 per share.

Warrants:

         Number of Shares Subject to    Each Warrant shall be exercisable for
         ---------------------------    125,000 shares of Common Stock with one
         Warrants:                      Warrant to be issued for each $100,000
         --------                       in principal amount of the Loan.

         Term:                          The Warrants shall be exercisable in
         ----                           whole or in part at any time for five
                                        years from the date of the funding of
                                        the Loan.

                  Exercise Price:       The exercise price of the Warrants shall
                  --------------        be equal to the lower of (x) the price
                                        per share of a share of Common Stock in
                                        an Equity Financing or (y) the average
                                        of the high and low sale price for a
                                        share of Common Stock on each of the ten trading days preceding the funding of the Loan.


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